Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.
Reports
Year Ended December 31, 2005
And
Fourth Quarter 2005 Results

Company Reports 2005 Funds from Operations Per Share (Diluted) of $4.82,
Up 9% Over 2004, and Earnings Per Share (Diluted) of $2.22
for Year Ended December 31, 2005

Highlights

Year Ended December 31, 2005:

  2005 Funds from Operations (FFO) Per Share (Diluted) of $4.82
  2005 Total Revenues Up 33%, FFO Available to Common Stockholders Up 19% and FFO Per Share (Diluted) Up 9% Over 2004
  2005 Earnings Per Share (Diluted) of $2.22
  Executed 107 Leases for 1,519,000 Square Feet
  Added 19 Properties Aggregating 1,197,000 Square Feet for Total Consideration of $263 million
  Added Four Land Parcels Aggregating 1,438,000 Square Feet
  Commenced Ground-Up Development of Three Properties Aggregating 339,000 Square Feet
  2005 Common Stock Dividends Up 6% Over 2004 to $0.70 Per Share
  2005 GAAP Basis Same Property Revenues Less Operating Expenses Up 2% Over 2004
  Debt to Total Market Capitalization at December 31, 2005 of 41%

Fourth Quarter 2005:

  Fourth Quarter 2005 FFO Per Share (Diluted) of $1.22
  Fourth Quarter 2005 Total Revenues Up 31%, FFO Available to Common Stockholders Up 18% and FFO Per Share (Diluted) Up 3% Over Fourth Quarter 2004
  Fourth Quarter 2005 Earnings Per Share (Diluted) of $0.54
  Executed 35 Leases for 590,000 Square Feet
  Added Five Properties Aggregating 368,000 Square Feet for Total Consideration of $59 million
  Added Two Land Parcels Aggregating 603,000 Square Feet
  Closed $109 Million in Fixed Rate Loans
  Increased Capacity of Unsecured Credit Facilities to $1 Billion with an Option to Increase Capacity by an Additional $200 Million

PASADENA, CA. - February 9, 2006 -- Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the year ended December 31, 2005 and fourth quarter 2005.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS YEAR ENDED DECEMBER 31, 2005 AND FOURTH QUARTER 2005 RESULTS

For the year ended December 31, 2005, we reported total revenues of $244,084,000 and FFO available to common stockholders of $102,689,000, or $4.82 per share (diluted), compared to total revenues of $183,081,000 and FFO available to common stockholders of $86,620,000, or $4.41 per share (diluted), for the year ended December 31, 2004. Comparing the year ended December 31, 2005 to the year ended December 31, 2004, total revenues increased 33%, FFO available to common stockholders increased 19% and FFO per share (diluted) increased 9%. FFO for the year ended December 31, 2004 included the impact of the preferred stock redemption charge of $1,876,000, or $0.10 per share (diluted), recorded in the second quarter of 2004. For the fourth quarter of 2005, we reported total revenues of $66,076,000 and FFO available to common stockholders of $27,592,000, or $1.22 per share (diluted), compared to total revenues of $50,426,000 and FFO available to common stockholders of $23,362,000, or $1.18 per share (diluted), for the fourth quarter of 2004. Comparing the fourth quarter of 2005 to the fourth quarter of 2004, total revenues increased 31%, FFO available to common stockholders increased 18% and FFO per share (diluted) increased 3%.

FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts. A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders, on both an aggregate and a per share diluted basis, is included in the financial information accompanying this press release. The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the year ended December 31, 2005 and 2004 was $55,416,000 and $42,523,000, respectively. Depreciation and amortization expense for the three months ended December 31, 2005 and 2004 was $15,451,000 and $11,880,000, respectively. Net income available to common stockholders for the year ended December 31, 2005 was $47,343,000, or $2.22 per share (diluted), compared to net income available to common stockholders of $45,724,000, or $2.33 per share (diluted) for the year ended December 31, 2004. Net income available to common stockholders for the year ended December 31, 2004 included a gain on the sale of property of $1,627,000, or $0.08 per share (diluted), recorded in the first quarter of 2004, and also included the impact of the preferred stock redemption charge of $1,876,000, or $0.10 per share (diluted), recorded in the second quarter of 2004. Net income available to common stockholders for the fourth quarter of 2005 was $12,157,000, or $0.54 per share (diluted), compared to net income available to common stockholders of $11,482,000, or $0.58 per share (diluted) for the fourth quarter of 2004.

We executed a total of 107 leases during the year ended December 31, 2005 for approximately 1,519,000 square feet of space at 51 different properties (excluding month-to-month leases for approximately 56,000 square feet). Of this total, approximately 797,000 square feet were for new or renewal leases related to previously leased space and approximately 722,000 square feet were for redeveloped, developed or previously vacant space. Of the 722,000 square feet, approximately 523,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 199,000 square feet for previously vacant space. Rental rates for these new or renewal leases were on average approximately 3% higher (on a GAAP basis) than rental rates for expiring leases. Excluding two renewal leases for approximately 76,000 square feet related to one tenant in an East Bay submarket of San Francisco and two leases for approximately 47,000 square feet related to one tenant in the Sorrento Valley submarket of San Diego, rental rates for new or renewal leases for the year ended December 31, 2005 were on average approximately 8% higher (on a GAAP basis) than rental rates for expiring leases.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS YEAR ENDED DECEMBER 31, 2005 AND FOURTH QUARTER 2005 RESULTS

For the fourth quarter 2005 we executed a total of 35 leases for approximately 590,000 square feet of space at 24 different properties (excluding month-to-month leases). Of this total, approximately 451,000 square feet were for new or renewal leases related to previously leased space and approximately 139,000 square feet were for redeveloped, developed or previously vacant space. Of the 139,000 square feet, approximately 105,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 34,000 square feet for previously vacant space. Rental rates for these new or renewal leases were on average approximately 1% lower (on a GAAP basis) than rental rates for expiring leases. Excluding two leases for approximately 47,000 square feet related to one tenant in the Sorrento Valley submarket of San Diego, rental rates for new or renewal leases for the fourth quarter of 2005 were on average approximately 3% higher (on a GAAP basis) than rental rates for expiring leases.

During the fourth quarter of 2005, we acquired five properties aggregating approximately 368,000 square feet in the San Francisco Bay, Eastern Massachusetts and Canadian markets. We paid approximately $52.8 million cash for the properties and also assumed a secured note payable of approximately $6.1 million for total consideration of $58.9 million. Also during the fourth quarter of 2005, we acquired two land parcels with approximately 603,000 developable square feet. We paid approximately $10.4 million cash for the land parcels and closed a secured note payable for approximately $19.3 million concurrent with the acquisitions for total consideration of $29.7 million.

As of December 31, 2005, approximately 85% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of December 31, 2005, approximately 6% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses. Additionally, as of December 31, 2005, approximately 89% of our leases (on a square footage basis) provided for the recapture of certain capital expenditures and approximately 90% of our leases (on a square footage basis) contained effective annual rent escalations that are either fixed or indexed based on the consumer price index or another index.

Based on our current view of existing market conditions and certain current assumptions, we have updated our prior guidance for 2006 FFO per share (diluted) and earnings per share (diluted) as follows:

2006
FFO per share (diluted)	$5.15
Earnings per share (diluted)	$2.35

Alexandria Real Estate Equities, Inc. is a publicly-traded real estate investment trust focused principally on the ownership, operation, management, acquisition and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to institutional (universities and not-for-profit institutions), pharmaceutical, biotechnology, life science product, service, biodefense and translational research entities, as well as government agencies. Our portfolio currently consists of 136 properties comprising approximately 8.9 million square feet of office/laboratory space.

This press release contains forward-looking statements, including earnings guidance, within the meaning of the federal securities laws. Our actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
 (Dollars in thousands, except per share data)
(Unaudited)

                                                             Three Months       Three Months           Year               Year
                                                                 Ended              Ended              Ended              Ended
                                                           December 31, 2005  December 31, 2004  December 31, 2005  December 31, 2004
                                                           -----------------  -----------------  -----------------  -----------------
Income statement data
Total revenues                                            $          66,076  $          50,426  $         244,084  $         183,081

Expenses
  Rental operations                                                  14,767             10,686             54,540             38,394
  General and administrative                                          5,914              3,993             21,094             15,105
  Interest                                                           13,387              8,409             49,116             28,670
  Depreciation and amortization                                      15,451             11,861             55,399             42,476
                                                           -----------------  -----------------  -----------------  -----------------
                                                                     49,519             34,949            180,149            124,645
Minority interest                                                       377                 --                634                 --
                                                           -----------------  -----------------  -----------------  -----------------
Income from continuing operations                                    16,180             15,477             63,301             58,436

Income from discontinued operations, net                                 --                 27                132              1,759
                                                           -----------------  -----------------  -----------------  -----------------
Net income                                                           16,180             15,504             63,433             60,195

Dividends on preferred stock                                          4,023              4,022             16,090             12,595
Preferred stock redemption charge                                        --                 --                 --              1,876
                                                           -----------------  -----------------  -----------------  -----------------
Net income available to common stockholders               $          12,157  $          11,482  $          47,343  $          45,724
                                                           =================  =================  =================  =================

Weighted average shares of common stock outstanding
    Basic                                                        22,267,275         19,415,687         20,948,915         19,315,364
                                                           =================  =================  =================  =================
    Diluted                                                      22,672,986         19,755,325         21,316,886         19,658,759
                                                           =================  =================  =================  =================

Earnings per share - basic:
   Continuing operations (net of preferred stock dividends
        and preferred stock redemption charge)            $            0.55  $            0.59  $            2.25  $            2.28
   Discontinued operations, net                                          --                 --               0.01               0.09
                                                           -----------------  -----------------  -----------------  -----------------
   Earnings per share - basic                             $            0.55  $            0.59  $            2.26  $            2.37
                                                           =================  =================  =================  =================
Earnings per share - diluted:
   Continuing operations (net of preferred stock dividends
        and preferred stock redemption charge)            $            0.54  $            0.58  $            2.21  $            2.24
   Discontinued operations, net                                          --                 --               0.01               0.09
                                                           -----------------  -----------------  -----------------  -----------------
   Earnings per share - diluted                           $            0.54  $            0.58  $            2.22  $            2.33
                                                           =================  =================  =================  =================

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
 (Unaudited)

Funds from Operations

Generally accepted accounting principles ("GAAP") basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of Funds From Operations ("FFO"). Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper") and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, to funds from operations available to common stockholders for the three months and years ended December 31, 2005 and 2004 (in thousands, except per share data):

                                                                   Three Months       Three Months           Year               Year
                                                                       Ended              Ended              Ended              Ended
                                                                 December 31, 2005  December 31, 2004  December 31, 2005  December 31, 2004
                                                                 -----------------  -----------------  -----------------  -----------------
Reconciliation of net income available to common stockholders to funds from operations available to common stockholders

Net income available to common stockholders (1)                 $          12,157  $          11,482  $          47,343  $          45,724
Add:
   Depreciation and amortization (2)                                       15,451             11,880             55,416             42,523
   Minority interest                                                          377                 --                634                 --
Subtract:
   Gain on sales of property (3)                                               --                 --                (36)            (1,627)
   FFO allocable to minority interest                                        (393)                --               (668)                --
                                                                 -----------------  -----------------  -----------------  -----------------
Funds from operations available to common stockholders (1)      $          27,592  $          23,362  $         102,689  $          86,620
                                                                 =================  =================  =================  =================
FFO per share (1)
   Basic                                                        $            1.24  $            1.20  $            4.90  $            4.48
                                                                 =================  =================  =================  =================
   Diluted                                                      $            1.22  $            1.18  $            4.82  $            4.41
                                                                 =================  =================  =================  =================

Reconciliation of earnings per share (diluted) to
   FFO per share (diluted)

Earnings per share (diluted) (1)                                $            0.54  $            0.58  $            2.22  $            2.33
   Depreciation and amortization (2)                                         0.68               0.60               2.60               2.16
   Minority interest                                                         0.02                 --               0.03                 --
   Gain on sales of property (3)                                               --                 --                 --              (0.08)
   FFO allocable to minority interest                                       (0.02)                --              (0.03)                --
                                                                 -----------------  -----------------  -----------------  -----------------
FFO per share (diluted) (1)                                     $            1.22  $            1.18  $            4.82  $            4.41
                                                                 =================  =================  =================  =================

  During the second quarter of 2004, the Company elected to redeem its 9.5% Series A cumulative redeemable preferred stock. Accordingly, in compliance with Emerging Issues Task Force Topic D-42, the Company recorded a charge of $1,876,000, or $0.10 per share (diluted).

  Includes depreciation and amortization on assets "held for sale" reflected as discontinued operations (for the periods prior to when such assets were designated as "held for sale").

  Gain on sales of property relates to the disposition of one property in the Southeast market during the third quarter of 2005, and the disposition of one property in the Suburban Washington D.C. market during the first quarter of 2004. Gain on sales of property is included in the income statement in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
 (Dollars in thousands, except per share data)
(Unaudited)

                                                         Annual Supplemental Financial Information
                                                                             For the Year Ended
                                                      12/31/2005    12/31/2004     12/31/2003    12/31/2002   12/31/2001
                                                      -----------   -----------    -----------   -----------  -----------
Operational data
Breakdown of revenues from continuing operations (a)
   Rental income                                     $   189,312   $   143,700    $   126,236   $   111,516  $    93,417
   Tenant recoveries                                      49,974        35,840         32,050        28,995       24,121
   Other income                                            4,798         3,541          2,068         1,556        3,120
                                                      -----------   -----------    -----------   -----------  -----------
   Total                                             $   244,084   $   183,081    $   160,354   $   142,067  $   120,658
                                                      ===========   ===========    ===========   ===========  ===========
Funds from operations per share - diluted (b)        $      4.82   $      4.41 (c)$      4.23   $      3.81  $      3.53
Dividends per share on common stock                  $      2.72   $      2.52    $      2.20   $      2.00  $      1.84
Dividend payout ratio (common stock)                        57.9%         56.7%(d)       51.8%         52.7%        52.3%
                                                                            As of
                                                      12/31/2005    12/31/2004     12/31/2003    12/31/2002   12/31/2001
                                                      -----------   -----------    -----------   -----------  -----------
Other data
Number of shares of common stock outstanding
   at end of period                                   22,441,294    19,594,418     19,264,023    18,973,957   16,354,541
Number of properties (e)
   Acquired/added/completed during period                     22            23              4             6            7
   Sold/reconstructed during period                           (1)           (1)            (4)           --           --
   Owned at end of period                                    134           113             91            91           85
Rentable square feet (e)
   Acquired/added/completed during period              1,392,299     1,717,209        267,164       427,077      453,090
   Sold/reconstructed during period                      (16,500)        2,891       (338,256)           --           --
   Owned at end of period                              8,824,369     7,448,570      5,728,470     5,799,562    5,372,485

Debt to total market capitalization (f)
Total debt                                            $1,406,666    $1,186,946     $  709,007    $  614,878   $  573,161
Preferred stock                                          192,419       199,360        104,421       100,670       42,246
Common stock                                           1,806,524     1,458,217      1,115,387       808,291      672,172
                                                      -----------   -----------   -----------   -----------  -----------
Total market capitalization                           $3,405,609    $2,844,523     $1,928,815    $1,523,839   $1,287,579
                                                      ===========   ===========   ===========   ===========  ===========
Debt to total market capitalization ratio                   41.3%         41.7%          36.8%         40.4%        44.5%

                                                             Quarterly Supplemental Financial Information
                                                                          For the Three Months Ended
                                                      12/31/2005    09/30/2005    06/30/2005    03/31/2005   12/31/2004
                                                      -----------   -----------   -----------   -----------  -----------
Operational data
Breakdown of revenues from continuing operations (a)
   Rental income                                     $    51,068   $    48,814   $    45,699   $    43,731  $    39,660
   Tenant recoveries                                      13,350        13,588        11,449        11,587        9,504
   Other income                                            1,658         1,350         1,069           721        1,262
                                                      -----------   -----------   -----------   -----------  -----------
   Total                                             $    66,076   $    63,752   $    58,217   $    56,039  $    50,426
                                                      ===========   ===========   ===========   ===========  ===========
Funds from operations per share - diluted (b)        $      1.22   $      1.21   $      1.20   $      1.19  $      1.18
Dividends per share on common stock                  $      0.70   $      0.68   $      0.68   $      0.66  $      0.66
Dividend payout ratio (common stock)                        57.2%         59.0%         56.8%         58.9%        55.6%
Straight line rent                                   $     1,492   $     3,020   $     3,305   $     2,836  $     3,047
                                                                                  As of
                                                      12/31/2005    09/30/2005    06/30/2005    03/31/2005   12/31/2004
                                                      -----------   -----------   -----------   -----------  -----------
Other data
Number of shares of common stock outstanding
   at end of period                                   22,441,294    22,437,761    21,204,620    21,075,793   19,594,418
Number of properties (e)
   Acquired/added/completed during period                      6             5             5             6           10
   Sold/reconstructed during period                           --            (1)           --            --           --
   Owned at end of period                                    134           128           124           119          113
Rentable square feet (e)
   Acquired/added/completed during period                415,978       301,458       333,788       341,075      917,794
   Sold/reconstructed during period                           --       (16,500)           --            --           --
   Owned at end of period                              8,824,369     8,408,391     8,123,433     7,789,645    7,448,570

Debt to total market capitalization (f)
Total debt                                           $ 1,406,666   $ 1,271,698   $ 1,301,934   $ 1,217,917  $ 1,186,946
Preferred stock                                          192,419       196,420       197,474       194,692      199,360
Common stock                                           1,806,524     1,855,378     1,557,479     1,356,860    1,458,217
                                                      -----------   -----------   -----------   -----------  -----------
Total market capitalization                          $ 3,405,609   $ 3,323,496   $ 3,056,887   $ 2,769,469  $ 2,844,523
                                                      ===========   ===========   ===========   ===========  ===========
Debt to total market capitalization ratio                   41.3%         38.3%         42.6%         44.0%        41.7%

  The historical results above exclude the results of assets "held for sale" which have been reflected as discontinued operations.
  See page 5 for a reconciliation of earnings per share (diluted) to FFO per share (diluted).
  Includes the effect of the preferred stock redemption charge of $1,876,000, or $0.10 per common share (diluted) recorded in the second quarter of 2004.
  Excluding the impact of the preferred stock redemption charge, the dividend payout ratio (common stock) for 2004 was 55.5%.
  Includes assets "held for sale" during the applicable periods such assets were "held for sale".
  Debt to market capitalization is the ratio of total debt (secured notes payable and unsecured line of credit and unsecured term loan) to total market capitalization. Total market capitalization is equal to the outstanding shares of preferred stock and common stock multiplied by the related closing stock prices at the end of each period presented, plus total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets
 (In thousands)

                                                        December 31,   December 31,
                                                            2005           2004
                                                        ------------   ------------
                                                         (Unaudited)
Assets

  Rental properties, net                               $  1,788,818  $   1,427,853
  Properties under development                              329,338        252,249
  Cash and cash equivalents                                   3,911          3,158
  Tenant security deposits and other restricted cash         21,013         17,669
  Tenant receivables                                          4,764          2,542
  Deferred rent                                              54,573         43,166
  Investments                                                82,010         67,419
  Other assets                                               78,023         58,228
                                                       ------------- --------------
     Total assets                                      $  2,362,450  $   1,872,284
                                                       ============= ==============

Liabilities and Stockholders' Equity
  Secured notes payable                                $    666,666  $     638,946
  Unsecured line of credit and unsecured term loan          740,000        548,000
  Accounts payable, accrued expenses and
   tenant security deposits                                  86,391         48,581
  Dividends payable                                          19,478         16,284
                                                       ------------- --------------
     Total liabilities                                    1,512,535      1,251,811
                                                       ------------- --------------
  Minority interest                                          20,115             --
  Stockholders' equity:
   Series B preferred stock                                  57,500         57,500
   Series C preferred stock                                 129,638        129,638
   Common stock                                                 224            196
   Additional paid-in capital                               607,405        414,028
   Retained earnings                                             --          5,267
   Accumulated other comprehensive income                    35,033         13,844
                                                       ------------- --------------
     Total stockholders' equity                             829,800        620,473
                                                       ------------- --------------
       Total liabilities and stockholders' equity      $  2,362,450  $   1,872,284
                                                       ============= ==============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
December 31, 2005
 (Dollars in thousands)
(Unaudited)

                                           Principal Maturities/Rates
                                     Secured Debt                      Unsecured Debt
                          ----------------------------      ----------------------------
                                           Weighted                          Weighted
                                            Average                           Average
         Year               Amount       Interest Rate(1)     Amount       Interest Rate(2)
-----------------------  ------------    -------------      -----------    -------------
         2006            $    44,552         6.32%         $        --          --
         2007                 83,623         6.26%             240,000         5.69%
         2008                123,190         6.16%                  --          --
         2009                 42,084         6.52%             500,000         5.67%
         2010                 88,553         6.48%                  --          --
      Thereafter             280,145         6.24%                  --          --
                         ------------                       -----------
       Subtotal              662,147                           740,000
  Unamortized Premium          4,519                                --
                         ------------                       -----------
         Total           $   666,666                       $   740,000
                         ============                       ===========

                              Secured and Unsecured Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Secured Debt        $   666,666      47.4%     6.31%         5.2 Years
Unsecured Debt          740,000      52.6%     5.68%         3.3 Years
                     -----------   ------- --------------   -----------
Total Debt          $ 1,406,666     100.0%     5.98%         4.2 Years
                     ===========   ======= ==============   ===========

                                   Fixed and Floating Rate Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Fixed Rate Debt     $   595,858      42.4%     6.32%         5.5 Years
Floating Rate Debt      810,808 (3)  57.6%     5.72%     (3) 3.3 Years
                     -----------   ------- --------------   -----------
Total Debt          $ 1,406,666     100.0%     5.98%         4.2 Years
                     ===========   ======= ==============   ===========
  The weighted average interest rate related to our secured debt is calculated based on the outstanding debt as of January 1st for each year.
  The weighted average interest rates related to our unsecured line of credit and unsecured term loan are calculated based on borrowings outstanding as of December 31, 2005.
  A portion of our floating rate debt is hedged by existing swap agreements (see page 10). The interest rate on floating rate debt shown above does not reflect the impact of such swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements (1)
December 31, 2005
 (Dollars in thousands)
(Unaudited)

                                                             Effective at
                                                Notional     December 31,   Interest
Transaction Dates         Effective Dates       Amounts          2005     Pay Rates (2) Termination Dates
----------------------- --------------------  ------------ -------------- ------------  -----------------

December 2002           January 2, 2003      $     25,000   $     25,000     3.285%     June 30, 2006

December 2002           January 2, 2003            25,000         25,000     3.285%     June 30, 2006

December 2003           December 30, 2005          50,000         50,000     4.150%     December 29, 2006

December 2003           December 29, 2006          50,000             --     5.090%     October 31, 2008

March 2004              December 31, 2004          25,000         25,000     2.956%     December 31, 2006

March 2004              December 31, 2004          25,000         25,000     2.956%     December 31, 2006

April 2004              April 29, 2005             50,000         50,000     3.140%     April 28, 2006

April 2004              April 28, 2006             50,000             --     4.230%     April 30, 2007

April 2004              April 30, 2007             50,000             --     4.850%     April 30, 2008

June 2004               June 30, 2005              50,000         50,000     4.343%     June 30, 2007

December 2004           December 31, 2004          50,000         50,000     3.590%     January 2, 2008

December 2004           January 3, 2006            50,000             --     3.927%     July 1, 2008

May 2005                December 30, 2005          25,000         25,000     4.120%     November 30, 2006

May 2005                June 30, 2006              50,000             --     4.270%     June 29, 2007

May 2005                November 30, 2006          25,000             --     4.330%     November 30, 2007

May 2005                June 29, 2007              50,000             --     4.400%     June 30, 2008

May 2005                November 30, 2007          25,000             --     4.460%     November 28, 2008

May 2005                June 30, 2008              50,000             --     4.509%     June 30, 2009

May 2005                November 28, 2008          25,000             --     4.615%     November 30, 2009

December 2005           December 29, 2006          50,000             --     4.730%     November 30, 2009

December 2005           December 29, 2006          50,000             --     4.740%     November 30, 2009

December 2005           January 2, 2008            50,000             --     4.768%     December 31, 2010
                                                           --------------
Total Interest Rate Swap Agreements in Effect at 12/31/05   $    325,000
                                                           ==============
  For all interest rate swap agreements, interest is received based on one month LIBOR.
  The interest pay rates represent the interest rate we will pay for one month LIBOR under the respective interest rate swap agreement. These rates do not include any spread in addition to one month LIBOR that is due monthly as interest expense under our unsecured line of credit and unsecured term loan credit facilities.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
 (Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Year Ended                          Year Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          12/31/05    12/31/04  % Change      12/31/05    12/31/04  % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $  139,173  $  135,738       2.5%   $  136,565  $  127,579      7.0%
Operating expenses          27,823      26,521       4.9%       27,823      26,521      4.9%
                         ----------  ---------- ---------    ----------  ---------- --------
Revenue less
operating expenses      $  111,350  $  109,217       2.0%   $  108,742  $  101,058      7.6%(3)
                         ==========  ========== =========    ==========  ========== ========

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          12/31/05    12/31/04  % Change      12/31/05    12/31/04  % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   38,672  $   37,854       2.2%   $   38,309  $   35,715      7.3%
Operating expenses           7,240       7,232       0.1%        7,240       7,232      0.1%
                         ----------  ---------- ---------    ----------  ---------- --------
Revenue less
operating expenses      $   31,432  $   30,622       2.6%   $   31,069  $   28,483      9.1%(3)
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented ("2005 Same Properties" for the Full Year periods and "Fourth Quarter Same Properties" for the Quarter periods). Properties under redevelopment are excluded from same property results.

  Revenue less operating expenses computed under GAAP is total revenue associated with the 2005 Same Properties and the Fourth Quarter Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the 2005 Same Properties and the Fourth Quarter Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the years ended December 31, 2005 and 2004 for the 2005 Same Properties were $2,608,000 and $8,159,000, respectively. Straight-line rent adjustments for the quarters ended December 31, 2005 and 2004 for the Fourth Quarter Same Properties were $363,000 and $2,139,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.
  Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Same Property Comparisons.
  Revenue less operating expenses on a cash basis for the 2005 Same Properties and the Fourth Quarter Same Properties were impacted by prepayment of a portion of rents due under one lease of $1,570,000 and $387,000, respectively. Pursuant to SFAS 13, "Accounting for Leases", these payments are recognized on a straight-line basis over the lease term. Excluding the impact of this lease, the percentage change in revenue less operating expenses on a cash basis for the 2005 Same Properties and the Fourth Quarter Same Properties would have been 5.8% and 7.5%, respectively. Also, excluding the impact of this lease, straight-line rent adjustments for the years ended December 31, 2005 and 2004 for the 2005 Same Properties were $4,178,000 and $8,159,000, respectively, and straight-line rent adjustments for the quarters ended December 31, 2005 and 2004 for the Fourth Quarter Same Properties were $750,000 and $2,139,000, respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties
December 31, 2005
 (Dollars in thousands)

                                                        December 31, 2005                 September 30, 2005
                                         -----------------------------------------------    -------------
                                          Number of   Rentable    Annualized  Occupancy       Occupancy
                                         Properties  Square Feet  Base Rent  Percentage      Percentage
                                         ----------- -----------  ---------- -----------    -------------
Markets
California - Pasadena                             1      31,343  $      793       100.0%        98.9%
California - San Diego                           23   1,070,477      27,509        92.2%        92.8%
California - San Francisco Bay                   15   1,043,737      30,583        96.5%        97.6%
Eastern Massachusetts                            22   1,263,077      34,603        93.6%        93.0%
New Jersey/Suburban Philadelphia                  7     458,623       7,900        98.5%        98.5%
Southeast                                         8     432,127       7,460        85.9%(1)     83.8%    (1)
Suburban Washington D.C.                         31   2,439,146      46,936        93.0%(2)     97.8%    (2)
Washington - Seattle                              9     780,211      23,081        87.8%        87.3%
International - Canada                            3     296,362       6,223       100.0%       100.0%
                                         ----------- -----------  ---------- -----------    -------------
Total Operating Properties                      119   7,815,103  $  185,088        93.2%(2)     94.5%
                                         =========== ===========  ========== ===========    =============
Properties Under Redevelopment (3)               15   1,009,266      14,662        45.7%        49.1%
                                         ----------- -----------  ---------- -----------    -------------
Total Properties                                134   8,824,369  $  199,750        87.7%(2)     89.5%
                                         ----------- -----------  ---------- -----------    -------------
  Substantially all of the vacant space is office or warehouse space.
  The decrease in occupancy percentage from September 30, 2005 to December 31, 2005 is primarily related to one lease with one tenant for approximately 103,000 square feet. Excluding this one lease, occupancy percentages for Suburban Washington D.C., total operating properties and total properties would have been 97.2%, 94.5% and 88.9%, respectively, as of December 31, 2005.
  See Properties Under Redevelopment on page 18.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Year Ended December 31, 2005

                                                                                      TI's/Lease
                                                                             Rental   Commissions  Average
                                     Number     Square   Expiring     New     Rate        Per       Lease
                                    of Leases  Footage     Rates     Rates   Changes  Square Foot   Terms
                                    --------- ---------- --------- --------- -------  ----------- ---------
Leasing Activity
  Lease Expirations
    Cash Basis                         79     1,258,034   $22.95      --       --         --         --
    GAAP Basis                         79     1,258,034   $24.40      --       --         --         --
  Renewed/Releasable Space Leased
    Cash Basis                         47       796,945   $22.66    $23.63    4.3% (1)   $1.38    4.6 years
    GAAP Basis                         47       796,945   $22.66    $23.42    3.4% (1)   $1.38    4.6 years
  Month-to-Month Leases In Effect
    Cash Basis                         23        55,693   $24.82    $24.88     --         --         --
    GAAP Basis                         23        55,693   $25.52    $25.93     --         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                         60       721,961     --      $24.42     --       $12.19    8.0 years
    GAAP Basis                         60       721,961     --      $25.65     --       $12.19    8.0 years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                         107    1,518,906     --      $24.01     --        $6.52    6.2 years
    GAAP Basis                         107    1,518,906     --      $24.48     --        $6.52    6.2 years
  Including Month-to-Month Leases
    Cash Basis                         130    1,574,599     --      $24.04     --         --         --
    GAAP Basis                         130    1,574,599     --      $24.53     --         --         --

(1) Excluding two renewal leases for 76,000 square feet related to one tenant in the East Bay submarket of San Francisco and two leases for 47,000 square feet related to one tenant in the Sorrento Valley submarket of San Diego, rental rates for renewed/released space were on average 8.2% higher than rental rates for expiring leases on a Cash Basis and 7.6% higher than rental rates for expiring leases on a GAAP basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended December 31, 2005

                                                                                      TI's/Lease
                                                                             Rental   Commissions  Average
                                     Number     Square   Expiring     New     Rate        Per       Lease
                                    of Leases  Footage     Rates     Rates   Changes  Square Foot   Terms
                                    --------- ---------- --------- --------- -------  ----------- ---------
Leasing Activity
  Lease Expirations
    Cash Basis                         55       657,957   $21.58      --       --         --         --
    GAAP Basis                         55       657,957   $23.72      --       --         --         --
  Renewed/Releasable Space Leased
    Cash Basis                         21       450,751   $22.73    $23.53    3.5% (1)   $1.39    4.8 years
    GAAP Basis                         21       450,751   $23.37    $23.15    -0.9%(1)   $1.39    4.8 years
  Month-to-Month Leases In Effect
    Cash Basis                         23        55,693   $24.86    $24.88     --         --         --
    GAAP Basis                         23        55,693   $25.57    $25.93     --         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                         14       139,380     --      $23.90     --        $3.59    7.6 years
    GAAP Basis                         14       139,380     --      $25.64     --        $3.59    7.6 years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                         35       590,131     --      $23.62     --        $1.91    5.5 years
    GAAP Basis                         35       590,131     --      $23.74     --        $1.91    5.5 years
  Including Month-to-Month Leases
    Cash Basis                         58       645,824     --      $23.73     --         --         --
    GAAP Basis                         58       645,824     --      $23.93     --         --         --
(1) Excluding two leases for 47,000 square feet related to one tenant in the Sorrento Valley submarket of San Diego, rental rates for renewed released space were on average 9.1% higher than rental rates for expiring leases on a Cash Basis and 3.3% higher than rental rates for expiring leases on a GAAP basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

December 31, 2005

                                    Square        Percentage of    Annualized Base Rent
Year of Lease    Number of        Footage of        Aggregate       of Expiring Leases
 Expiration   Leases Expiring   Expiring Leases Leased Square Feet  (per square foot)
------------- ---------------   --------------- ------------------ --------------------
    2006            79       (1)    924,223           11.9%               $24.98
    2007            39              786,824           10.2%               $26.30
    2008            27              630,784            8.1%               $26.24
    2009            26              492,926            6.4%               $21.77
    2010            33              740,788            9.6%               $22.40

                                        Square Footage of Expiring Leases
              Markets                       2006                2007
-----------------------------------      -----------         -----------
California - Pasadena                        14,193               3,653
California - San Diego                      281,378              42,862
California - San Francisco Bay              111,732              73,042
Eastern Massachusetts                       198,231              74,693
New Jersey/Suburban Philadelphia             12,239              21,000
Southeast                                    77,885              35,637
Suburban Washington D.C.                    170,472             528,395
Washington - Seattle                         58,093               7,542
International - Canada                          --                  --
                                         -----------         -----------
Total                                       924,223 (1)         786,824
                                         ===========         ===========
  Includes month-to-month leases for approximately 56,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Additions to and Dispositions of Properties
For The Quarter Ended December 31, 2005
 (Dollars in thousands)

                                                     Acquisition         Month of         Rentable
                     Markets                            Amount         Acquisition      Square Feet
--------------------------------------------------  --------------    --------------   --------------
Additions to Operating Properties/Properties
      Under Redevelopment

Eastern Massachusetts                              $        8,414        November             54,391
International - Canada                                     27,000        November            162,362
International - Canada                                     10,181 (1)    December             66,000
                                                    --------------                     --------------
      Additions to Operating Properties                    45,595                            282,753

Eastern Massachusetts                                       4,800        October              26,589
California -  San Francisco Bay                             8,490        December             58,400
                                                    --------------                     --------------
      Additions to Properties Under Redevelopment          13,290                             84,989
                                                    --------------                     --------------
Total Additions to Operating Properties/Properties
      Under Redevelopment                          $       58,885                            367,742
                                                    ==============                     ==============

                                                     Acquisition         Month of       Developable
                     Markets                            Amount         Acquisition      Square Feet
--------------------------------------------------  --------------    --------------   --------------
Additions of Land:

California -  San Francisco Bay                    $       27,500 (2)    December             550,000
Washington - Seattle                                        2,167        November              53,000
                                                    --------------                     --------------
Total Additions of Land                            $       29,667                            603,000
                                                    ==============                     ==============

                                                     Disposition         Month of         Rentable
                     Markets                            Amount         Disposition      Square Feet
--------------------------------------------------  --------------    --------------   --------------
Dispositions:

None                                                     N/A               N/A              N/A

(1) Acquisition amount includes assumption of a secured note payable of approximately $6.1 million.

(2) Acquisition amount includes a secured note payable of approximately $19.3 million that closed concurrent with the acquisition.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
December 31, 2005

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage	Status

San Diego	2Q06	64,000	Leased
San Francisco Bay	4Q07	121,000	Negotiating
San Francisco Bay	4Q07	154,000	Pre-marketing
Southeast	1Q06	48,000	Leased/Negotiating
Suburban Washington D.C.	2Q06	73,000	Leased/Negotiating
Seattle	1Q06	50,000 (1)	Leased/Negotiating
Total		510,000

  Excludes certain phases of a property which were previously delivered to tenants.

As required under GAAP, interest is being capitalized on these ground-up development projects as activities are ongoing to bring these assets to their intended use. Interest capitalized on ground-up development and other construction projects for the three months ended December 31, 2005 was approximately $6.9 million.

In addition to properties under development, as of December 31, 2005, our asset base contains strategically located ground-up development opportunities for approximately 5.2 million developable square feet of office/laboratory space with an aggregate cost basis of approximately $225 million. See Summary of Imbedded Future Development and Redevelopment Square Footage on page 19.

The current construction cost of these ground-up development projects will average between $250 and $350 per developable square foot. Our aggregate construction costs to date approximate $160 per developable square foot.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
December 31, 2005

		Total Rentable
	Estimated	Square Footage	Total Rentable
	In-Service	Under	Square Footage
Markets	Dates	Redevelopment	of Property

San Diego	2Q06	17,590	17,590
San Diego	3Q06	71,510	71,510
San Diego	3Q07	87,140	87,140
San Francisco Bay	1Q06	24,039	140,143
San Francisco Bay	3Q06	30,000	60,000
San Francisco Bay	3Q07	58,400	58,400
Eastern Massachusetts	1Q07	17,187	45,820
Eastern Massachusetts	2Q06	27,665	115,179
Eastern Massachusetts	2Q07	26,589	26,589
New Jersey/Suburban Philadelphia	2Q06	20,727	42,600
Southeast	1Q06	33,321	60,519
Suburban Washington D.C.	3Q06	44,208	131,415
Suburban Washington D.C.	3Q06	60,443	92,449
Seattle	4Q07	12,719	27,633
Seattle	2Q06	16,513	32,279
Total		548,051	1,009,266

Our redevelopment program involves ongoing activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. For properties undergoing redevelopment, the entire property is excluded from operating properties and related statistics (e.g. occupancy information, same property performance, etc.). As required under GAAP, interest is capitalized on redevelopment properties on the basis allocable only to that portion of space actively undergoing redevelopment. Average occupancy for properties under full or partial redevelopment as of December 31, 2005 was 45.5% and is not included in the occupancy of the operating properties. The current construction cost of properties under redevelopment will average between $75 and $100 per square foot. In addition to properties under active redevelopment, as of December 31, 2005 our asset base contains imbedded opportunities for a future permanent change of use to office/laboratory space through redevelopment aggregating approximately 1.0 million rentable square feet. See Summary of Imbedded Future Development and Redevelopment Square Footage on page 19.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Imbedded Future Development and Redevelopment Square Footage
December 31, 2005

                                                      Imbedded Future Development and Redevelopment
                                                    -------------------------------------------------
                                                     Development      Redevelopment
                     Markets                        Square Footage    Square Footage       Total
--------------------------------------------------  --------------    --------------   --------------
California - San Francisco Bay                          3,422,000 (1)        55,000        3,477,000

California - San Diego                                    467,000 (2)       143,000          610,000

Suburban Washington D.C.                                  392,000           382,000          774,000

Eastern Massachusetts                                     225,000           179,000          404,000

Washington - Seattle                                      203,000 (3)       120,000          323,000

Other                                                     430,000 (4)       157,000          587,000
                                                    --------------    --------------   --------------
Total Imbedded Future Development and Redevelopment     5,139,000         1,036,000        6,175,000
                                                    ==============    ==============   ==============

A significant portion of our imbedded future development and redevelopment square footage is in the preconstruction phase (entitlement, permitting, design, etc.) of development. As required under GAAP, interest is being capitalized during the preconstruction phase while activities are ongoing to bring these assets to their intended use.

  Approximately 3.4 million developable square feet located in the San Francisco Bay market is in the preconstruction phase of development.
  Approximately 430,000 developable square feet located in the San Diego market is in the preconstruction phase of development.
  Approximately 75,000 developable square feet located in the Seattle market is in the preconstruction phase of development.
  Approximately 100,000 developable square feet is in the preconstruction phase of development.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Costs

For the Year Ended December 31, 2005

(In thousands)
Property-related capital expenditures (1)	$ 2,250
Leasing costs (2)	$ 346
Property-related development costs (3)	$ 94,037
Property-related redevelopment costs (3)	$ 89,721
  Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 89% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
  Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space.
  Amount includes leasing costs related to development and redevelopment projects.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For the Year and Fourth Quarter Ended December 31, 2005

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the year and fourth quarter ended December 31, 2005:

Date:	February 9, 2006
Time:	3:00 P.M. Eastern Standard Time
Phone Number:	(913) 981-5507
Confirmation Code:	7475142